SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on October 17, 2008, WorldSpace, Inc. (the “Company”) and certain of its subsidiaries (such subsidiaries, together with the Company, the “Borrowers”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware (the “Court”). In connection with these proceedings, on October 17, 2008, the Borrowers obtained commitments from Citadel Structured Products, Inc., Highbridge International LLC, OZ Master Fund, Ltd., and AG Offshore Convertibles, Ltd (together, the “Lenders”) to provide the Borrowers with a secured, super priority debtor in possession credit facility consisting of a $13 million term loan (the “DIP Loan”). Each Lender is a holder of, or affiliated with a holder of, certain outstanding bridge notes and convertible notes previously issued by the Company.

Outstanding borrowings under the DIP Loan will bear interest at LIBOR plus a margin of 12%. Subject to approval by the Court and to certain additional restrictions, the proceeds from the DIP Loan will be used, among other things, to pay specified payroll disbursements, agreed expenses and costs related to the restructuring.

The obligations of the Borrowers under the DIP Loan will be guaranteed jointly and severally by certain subsidiaries of the Company other than the Borrowers. Subject to exceptions, the Company will be required to make certain mandatory prepayments of the DIP Loan from net proceeds of certain asset dispositions, casualty and condemnation, equity issuances and permitted indebtedness. The DIP Loan will be secured by first priority liens in, among other things, all presently owned and hereafter acquired assets of the Borrowers.

The DIP Loan will include affirmative, negative and financial covenants that impose substantial restrictions on the financial and business operations of the Company, including its ability to incur or secure debt, make investments, sell assets, pay dividends or make acquisitions.

The DIP Loan will contain events of default customary for debtor-in-possession financings of this type.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed as part of this report:

Exhibit 10.1	Summary of Terms and Conditions of Proposed $13,000,000 Secured Priority Priming Debtor in Possession Facility, dated October 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General and Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Summary of Terms and Conditions of Proposed $13,000,000 Secured Priority Priming Debtor in Possession Facility, dated October 17, 2008.